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Exhibit 4.3

MILLICOM INTERNATIONAL CELLULAR S.A.

Issuer

and

THE BANK OF NEW YORK

as Trustee

FIRST SUPPLEMENTAL INDENTURE

dated as of January 12, 2005

10% Senior Notes due 2013

Supplementing the Indenture dated as of November 24, 2003

        FIRST SUPPLEMENTAL INDENTURE, dated as of January 12, 2005 (this "First Supplemental Indenture"), between Millicom International Cellular S.A., a société anonyme organized and existing under the laws of the Grand-Duchy of Luxembourg (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

R E C I T A L S

        WHEREAS, the Company and the Trustee executed and delivered the indenture, dated as of November 24, 2003 (the "Indenture"), providing for the issuance thereunder by the Company, and the authentication and delivery by the Trustee, of the Company's 10% Senior Notes due 2013 (the "Securities");

        WHEREAS, the Registration Rights Agreement, which was attached as Annex F to the Indenture and made part thereof, provides for the issuance of securities under the Indenture containing terms identical to the Securities (except that (i) Special Interest shall not accrue and be payable thereon; (ii) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from November 24, 2003 and (iii) such securities will not contain restrictions on transfer) and that such securities are to be offered to holders of Securities in exchange for Securities pursuant to the Exchange Offer;

        WHEREAS, in accordance with the terms of the Registration Rights Agreement, the Company wishes to clarify that the Securities may consist of either or both of Original Securities or Exchange Securities, each as defined herein, which shall rank pari passu.

        WHEREAS, Article 9.01 of the Indenture provides that, without consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to, among other things, cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture or make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided that such action shall not adversely affect the interests of Holders in any material respect;

        WHEREAS, the Company deems it advisable and has requested the Trustee to enter into this First Supplemental Indenture for the purpose of providing for the issuance of Exchange Securities (as defined herein) under the Indenture by the Company, and the authentication and delivery of the Exchange Securities (as defined herein) by the Trustee;

        WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture and requested that the Trustee execute and deliver this First Supplemental Indenture, and all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms have been performed and fulfilled by the parties hereto;

        NOW, THEREFORE, in consideration of the foregoing and of the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree, for the equal and ratable benefit of the respective Holders from time to time of the Securities, as follows:

ARTICLE 1

DEFINITIONS

        SECTION 1.1.    Definition of Terms.    For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

  (a)
  a term defined in the Indenture and not otherwise defined herein has the same meaning when used in this First Supplemental Indenture; and

  (b)
  unless otherwise specified, a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture.

ARTICLE 2

AMENDMENTS TO THE INDENTURE

        SECTION 2.1.    Recitals.    The first paragraph under the Section "Recitals of the Company" of the Indenture shall be amended and restated as follows:

        "The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 10% Senior Notes due 2013 (herein called the "Securities"), to be issued in one series as herein set forth. The Securities may consist of either or both of Original Securities or Exchange Securities, each as defined herein. The Original Securities and the Exchange Securities shall rank pari passu."

        SECTION 2.2.    New Definitions.    The following new definitions shall be added in the appropriate alphabetical position in Section 1.01 ("Definitions") of the Indenture:

        "Exchange Registration Statement" means a registration statement of the Company under the Securities Act registering Exchange Securities for distribution pursuant to the Exchange Offer."

        "Exchange Security" means any Security issued in exchange for an Original Security or Original Securities pursuant to the Exchange Offer or otherwise registered under the Securities Act and any Security with respect to which the next preceding Predecessor Security of such Security was an Exchange Security, and their Successor Securities.

        "Original Securities" means Securities that are not Exchange Securities.

        "Registered Securities" means the Exchange Securities and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities.

        "Unrestricted Securities Certificate" means a certificate substantially in the form set forth in Annex C."

        SECTION 2.3.    Form of Face of Security.    The sixth full paragraph under Section 2.02 ("Form of Face of Security") of the Indenture shall be amended and restated as follows:

        "[If the Security is an Original Security, then insert—The Holder of this Security is entitled to the benefits of the Registration Rights Agreement and to receive Special Interest under certain circumstances as further described in the Registration Rights Agreement or, if this Security is an Additional Security, the Holder of this Security will be entitled to the benefits of a registration rights agreement, if applicable, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Securities. Special Interest, if any, shall be paid in cash semi-annually in arrears on June 1 and December 1 in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed.]"

        SECTION 2.4.    Form of Reverse of Security.    Section 2.03 ("Form of Reverse of Security") of the Indenture shall be supplemented by inserting the following paragraph:

  "Unless the context otherwise requires, the Original Securities (as defined in the Indenture) and the Exchange Securities (as defined in the Indenture) shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, redemptions and Offers to Purchase."

        SECTION 2.5.    Title and Terms.

  (a)
  Section 3.01 ("Title and Terms") of the Indenture shall be supplemented by inserting the following paragraph immediately below the first full paragraph of such section:

  "The Company may issue Exchange Securities from time to time pursuant to an Exchange Offer or otherwise, in each case pursuant to a Board Resolution of the Company, included in an Officer's Certificate delivered to the Trustee, in authorized denominations in exchange for a like principal amount of Original Securities. Upon any such exchange the Original Securities so exchanged shall be cancelled in accordance with Section 3.10 and shall no longer be deemed Outstanding for any purpose."

  (b)
  The second paragraph of Section 3.01 ("Title and Terms") of the Indenture shall be amended and restated as follows:

  "The Securities shall be known and designated as the "10% Senior Notes due 2013" of the Company. Their Stated Maturity shall be December 1, 2013, and they shall bear interest at the rate of 10% per annum, accruing from November 24, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on June 1 and December 1, until the principal thereof is paid or made available for payment; provided, however, with respect to Original Securities, if there has been a Registration Default, then Special Interest will accrue and be payable in addition to regular interest at the rate and in the manner set forth in the Form of Security. Accrued Special Interest, if any, shall be paid in cash in arrears semi-annually on June 1 and December 1 in each year, and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed and computed as provided in Section 3.11."

        SECTION 2.6.    Execution, Authentication, Delivery and Dating.

  (a)
  Section 3.03 ("Execution, Authentication, Delivery and Dating") of the Indenture shall be supplemented by inserting the following paragraph immediately below the third full paragraph of such section:

  "At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a Registration Statement under the Securities Act with respect thereto, the Company may deliver Exchange Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Securities and a like principal amount of Original Securities for cancellation in accordance with Section 3.10, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities."

  (b)
  The fourth full paragraph of Section 3.03 ("Execution, Authentication, Delivery and Dating") of the Indenture shall be amended and restated as follows:

  "In authenticating the Securities or Exchange Securities pursuant to this Section, and accepting the additional responsibilities under this Indenture in relation to such Securities or Exchange Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

  (a)
  that such Securities or Exchange Securities have been duly and validly issued in accordance with the terms of this Indenture, are entitled to all the rights and benefits set forth herein and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms; and

  (b)
  that the issuance of the Exchange Securities in exchange for the Original Securities has been effected in compliance with the Securities Act.

        SECTION 2.7.    Registration, Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges.

  (a)
  Section 3.06(a) ("Registration, Registration of Transfer and Exchange Generally") of the Indenture shall be supplemented by inserting the following sentence at the end of the first full paragraph of such section:

  "Such Security Register shall distinguish between Original Securities and Exchange Securities."

  (b)
  The fourth full paragraph of Section 3.06(a) shall be amended and restated as follows:

  "All Securities issued upon any registration of transfer of or exchange for Securities shall be the valid obligations of the Company, evidencing the same debt, and (subject to differences between the Original Securities and the Exchange Securities provided for herein) entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange."

  (c)
  Section 3.06(c) ("Securities Act Legends") of the Indenture shall be amended and restated as follows:

  "Securities shall bear a Restricted Securities Legend and Regulation S Securities shall bear a Regulation S Legend, subject to the following:

    (i)
    subject to the following Clauses of this Section 3.06(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security while represented thereby;

    (ii)
    subject to the following Clauses of this Section 3.06(c), a new Security which is not a Global Security and is issued in exchange for another Security or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by such other Security, provided that, if such new Security is required pursuant to Section 3.06(b)(iii) or (iv) to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

    (iii)
    Registered Securities shall not bear a Restricted Securities Legend;

    (iv)
    after a date that is two years from issuance, a new Security which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

    (v)
    a new Security which does not bear a Restricted Securities Legend (other than a Global Security) may be issued in exchange for or in lieu of a Security or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

    (vi)
    notwithstanding the foregoing provisions of this Section 3.06(c), a Successor Security of a Security that does not bear a particular form of Restricted Securities Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article Three."

        SECTION 2.8.    Supplemental Indentures Without Consent of Holders.    Clause (4) of Section 9.01 ("Supplemental Indentures Without Consent of Holders") of the Indenture shall be amended and restated as follows:

  "to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to comply with any requirement of the Commission in order to effect qualification of this Indenture under the Trust Indenture Act in connection with the Exchange Offer Registration Statement or the Resale Registration Statement or thereafter to maintain the qualification of this Indenture under the Trust Indenture Act; or"

        SECTION 2.9.    Limitation on Debt.    Clause (2) of Section 10.08 ("Limitation on Debt") of the Indenture shall be amended and restated as follows:

  "the original issuance by the Company of the Debt evidenced by the Securities (including any Exchange Securities);"

ARTICLE 3

MISCELLANEOUS

        SECTION 3.1.    Effectiveness and Effect.

  (a)
  This First Supplemental Indenture shall become effective as of the date written above upon receipt by the Trustee of a duly executed counterpart of this First Supplemental Indenture signed by the Company and the Trustee.

  (b)
  The provisions set forth in this First Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture to the same extent as if set forth fully therein. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this First Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect. For the avoidance of doubt, the Company acknowledges and agrees that all of the protections, indemnities, immunities and exemptions from liabilities in favor of the Trustee described in the Indenture and not being amended hereby shall apply to the Trustee's execution of this First Supplemental Indenture and performance under the amended Indenture.

        SECTION 3.2.    Trust Indenture Act Controls.    If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required by or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act of 1939, the required or incorporated provision shall control.

        SECTION 3.3.    Governing Law.    THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        SECTION 3.4.    Counterparts.    The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        SECTION 3.5.    Severability.    In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 3.6.    Effect of Headings.    The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

MILLICOM INTERNATIONAL CELLULAR S.A.
By:	/s/ MARC BEULS
Name: Marc Beuls Title: Chief Executive Officer
By:	/s/ BRUNE NIEUWLAND
Name: Brune Nieuwland Title: Chief Financial Controller
THE BANK OF NEW YORK, As Trustee
By:	/s/ DANIEL WYNNE
Name: Daniel Wynne Title:

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